UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Offering

On October 17, 2012, Walter Investment Management Corp. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other several underwriters named therein (collectively, the “Common Stock Underwriters”), related to a public offering (the “Common Stock Offering”) of 6,000,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $42.00 per share. Pursuant to the terms of the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters an option to purchase up to 900,000 shares of the Company’s common stock.

Convertible Senior Subordinated Notes Offering

Also on October 17, 2012, the Company entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other several underwriters named therein (the “Convertible Notes Underwriters” and, together with the Common Stock Underwriters, the “Underwriters”), related to a public offering (the “Convertible Notes Offering”) of $265.0 million aggregate principal amount of 4.50% Convertible Senior Subordinated Notes due 2019 (the “Convertible Notes”). Pursuant to the terms of the Convertible Notes Underwriting Agreement, the Company granted the Convertible Notes Underwriters an option to purchase up to $25.0 million aggregate principal amount of additional Convertible Notes.

The Convertible Notes will pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and will mature on November 1, 2019.

Prior to May 1, 2019, the Convertible Notes will be convertible only upon specified events and during specified periods, and, on or after May 1, 2019, at any time. The Convertible Notes will initially be convertible at a conversion rate of 17.0068 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $58.80, which is a 40% premium to the public offering price of the Company’s common stock in the Common Stock Offering. Upon conversion, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock.

Certain of the Underwriters and their affiliates have provided in the past to the Company and the Company’s affiliates, and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The foregoing description of the Common Stock Underwriting Agreement and the Convertible Notes Underwriting Agreement and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the documents, which are attached hereto as Exhibit 1.1 and Exhibit 1.2 and are incorporated herein by reference.

The Common Stock Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3, as amended (File No. 333-179013) with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement filed with the SEC on October 16, 2012 and a final prospectus supplement filed with the SEC on October 19, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Convertible Notes Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3, as amended (File No. 333-179013) with the SEC, as supplemented by a preliminary prospectus supplement filed with the SEC on October 16, 2012 and a final prospectus supplement filed with the SEC on October 19, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

In connection with the Common Stock Offering and the Convertible Notes Offering, as described in response to Item 1.01 of this Current Report on Form 8-K, the Common Stock Underwriting Agreement, the Convertible Notes Underwriting Agreement and a copy of the press release announcing the pricing of the Common Stock Offering and the Convertible Notes Offering are attached hereto as Exhibit 1.1, Exhibit 1.2 and Exhibit 99.1, respectively, and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (including the exhibits hereto) contains, in addition to statements of historical fact, certain forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, beliefs, objectives, expectations and intentions and other statements that are not historical or current facts. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Investors and security holders may obtain free copies of documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company at www.walterinvestment.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Common Stock Underwriting Agreement

1.2	Convertible Notes Underwriting Agreement

99.1	Press Release issued October 18, 2012 relating to the pricing of the Common Stock Offering and the Convertible Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 19, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Common Stock Underwriting Agreement

1.2	Convertible Notes Underwriting Agreement

99.1	Press Release issued October 18, 2012 relating to the pricing of the Common Stock Offering and the Convertible Notes Offering

5